                                                                  Exhibit 10.4.7


                        INVESTMENT TECHNOLOGY GROUP, INC.
                           DEFERRED COMPENSATION PLAN


               The Investment Technology Group, Inc. Deferred Compensation Plan is effective as of January 1, 1999 (the "Effective Date").

                                    SECTION 1

                                   DEFINITIONS


               When used herein, the following terms shall have the following meanings:

               "Account" means the bookkeeping account maintained by the Company for the Participant which is credited with Benefits and earnings (or debited to reflect losses) attributable to the Investment Options selected by the Participant in respect of his Benefits, and which is debited to reflect distributions.

               "Account Balance" means the total amount credited to the Participant's Account at any time.

               "Affiliate" means any company controlling, controlled by, or under common control with, the Company.

               "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 9 to receive the amount, if any, payable upon the death of the Participant.

               "Benefits" means the benefits described in Section 3.1 of the Plan.

               "Board of Directors" means the Board of Directors of the Company.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Committee" means the Compensation Committee of the Board of Directors.

               "Company" means Investment Technology Group, Inc. a Delaware corporation, or any successor under the provisions of Section 10.1.

               "Investment Option" means the measure of investment return pursuant to which Benefits credited to the Participant's Account shall be further credited with earnings (or charged with losses) from the date such Benefits are originally credited. The Investment Options available under the Plan shall be determined from time to time by the Committee.

               "Participant" means Raymond L. Killian, Jr.

               "Plan" means the Investment Technology Group, Inc. Deferred Compensation Plan as set forth herein and as amended from time to time.

               "Plan Year" means the 12-month period commencing each January 1 and ending on December 31.

                                    SECTION 2

                                  PARTICIPATION


               2.1. PARTICIPATION. The Participant shall participate in the Plan, beginning as of the Effective Date, and no other person shall be entitled to participate in the Plan.

                                    SECTION 3

                                    BENEFITS


               3.1. BENEFITS. Subject to the provisions of Section 5, for each Plan Year the following Benefits shall be credited to the Account of the
Participant:

               (i) The amount of the Participant's benefits under the Jefferies Group Inc. Capital Accumulation Plan which were assumed by the Company, credited as of the date of the assumption;

               (ii) The amount of the Participant's bonus for calendar year 1998 which was deferred by the Board of Directors, credited as of the date of deferral;

               (iii) Any other amount of salary, bonus or other incentive compensation payable to the Participant which is deferred by the Board of Directors or any committee thereof and directed by the Board of Directors or such committee to be payable pursuant to the terms of this Plan, credited as of the date of deferral; and

               (iv) earnings or losses attributable to the Investment Options for the Participant's Account Balance pursuant to Section 4 below.

                                    SECTION 4

                                    EARNINGS


               4.1. CREDITING OF EARNINGS. Earnings shall be credited (or losses shall be charged) to a Participant's Account based on the Investment Option or Options to which the Participant's Account has been allocated from the date the Benefits are credited to the Participant's Account. Any amount distributed from a Participant's Account shall be credited with earnings (or charged with losses) through the day on which the distribution is made. The Investment Options shall be determined and communicated to the Participant by the Committee; PROVIDED, HOWEVER, that the Investment Options may not be changed retroactively. Earnings will be credited quarterly or at such other intervals as the Committee shall determine.

               4.2. SELECTION OF INVESTMENT OPTIONS. The amounts credited to the Participant's Account under this Plan shall be allocated among the Investment Options as elected in writing from time to time by the Participant. The Participant may allocate and reallocate his Account Balance among the Investment Options no more than once per calendar quarter by written notice from the Participant to the Company not less than two weeks prior to the beginning of the calendar quarter in which the change will be effective (or otherwise in accordance with the procedures established from time to by the Committee).

                                    SECTION 5

                               VESTING AND PAYMENT


               5.1. VESTING. The Participant's Benefits will be vested in full at all times.

               5.2. DISTRIBUTION OPTIONS. Except as otherwise provided in this
Section 5, Benefits shall be paid to the Participant, in accordance with his election pursuant to Section 5.3 hereof, either:

               (i) in a single cash lump sum as soon as practicable after the first date on which the Participant is no longer employed by the Company or any subsidiary or Affiliate of the Company (with the payment including all deemed earnings or losses calculated in accordance with the Investment Options through such date); or

               (ii) in annual, monthly or quarterly cash installments for up to ten years following termination of the Participant's employment, as elected by the Participant in accordance with the provisions of
          Section 5.3. The first such installment shall be payable as soon as practicable following the first date on which the Participant is no longer employed by the Company or any subsidiary or Affiliate of the Company. The amount of each such installment shall be determined by dividing the Participant's Account Balance under the Plan at such date (including all deemed earnings or losses, calculated in accordance with the Investment Options, credited through such date) by the number of installments remaining to be paid.

               5.3. ELECTION. The Participant may elect to be paid under the Plan in accordance with one of the alternatives set forth in Section 5.2 above. Such an election must be made in the form designated by the Committee from time to time, must be made within 30 days after the Participant first becomes eligible to participate in the Plan, and shall be irrevocable once filed with the Company; PROVIDED, HOWEVER, that the Participant may file a new election as to the form of payment if such election is filed at least six months in advance of termination of the Participant's employment. In the absence of a timely election by the Participant pursuant to this Section 5.3, the Participant shall be deemed to have elected to be paid in a lump sum at termination of employment under Section 5.2(i).

               5.4. BENEFICIARY PAYMENTS. Upon the death of the Participant, the Participant's Account Balance shall be paid in a single lump sum to the Participant's Beneficiary as soon as practicable following the Participant's death.

                                   SECTION 6

                               SOURCE OF PAYMENT

               6.1. GENERAL COMPANY FUNDS. All payments provided for under the Plan shall be paid in cash from the general funds of the Company. To the extent that the Participant or any Beneficiary acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                                    SECTION 7

                  ADMINISTRATION AND INTERPRETATION OF THE PLAN

               7.1. COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full discretion, power and authority to interpret, construe and administer the Plan, to provide for claims review procedures, and to review claims for benefits under the Plan. The Committee's interpretations and constructions of the Plan and the actions taken thereunder by the Committee shall be binding and conclusive on all persons and for all purposes.

               7.2. ADVISORS. The Committee shall establish and maintain Plan records and may arrange for the engagement of such accounting, actuarial or legal advisors, who may be advisors to the Company, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such advisors engaged by the Committee. The Committee may appoint a subcommittee to assist it in carrying out its administrative duties under the Plan.

               7.3. HOLD HARMLESS. To the maximum extent permitted by law, no member of the Board of Directors, the Committee or any subcommittee appointed pursuant to Section 7.2 hereof shall be personally liable by reason of any contract or other instrument executed by him or her or on his or her behalf in his or her capacity as a member of the Board of Directors, the Committee or such subcommittee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Board of Directors, the Committee, and any subcommittee appointed pursuant to Section 7.2 hereof and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                                    SECTION 8

                            AMENDMENT AND TERMINATION


               8.1. AMENDMENT AND TERMINATION. The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action, as determined by the Board of Directors.

                                    SECTION 9

                          DESIGNATION OF BENEFICIARIES


               9.1. BENEFICIARY DESIGNATION. The Participant shall file with the Company a written designation of one or more persons or trusts as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. The Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; PROVIDED, HOWEVER, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

               9.2. ESTATE. If no such Beneficiary designation is in effect at the time of the Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

                                   SECTION 10

                               GENERAL PROVISIONS


               10.1. BINDING ON SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company, its subsidiaries and Affiliates, and their successors and assigns and the Participant, his Beneficiary or designees and his estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

               10.2. NO RIGHT OF EMPLOYMENT. Neither the Plan nor any action taken hereunder shall be construed as giving to the Participant or any employee the right to be retained in the employ of the Company or any subsidiary or Affiliate of the Company or as affecting the right of the Company or such a subsidiary or Affiliate to dismiss the Participant with or without cause.

               10.3. WITHHOLDING. The Company may provide for the withholding from any benefits payable under this Plan all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

               10.4. NOT ASSIGNABLE. No right to any amount payable at any time under the Plan may be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law, except as provided expressly herein as to payments to a Beneficiary or as may otherwise be required by law.

               10.5. INCAPACITY. If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his or her affairs because of illness or accident, or has died, then the Committee, if it so elects, may direct that any payment due him or her or his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of his or her spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefor of the Company, the Plan or the Committee or any member, officer or employee thereof.

               10.6. COMMUNICATIONS TO COMMITTEE. All elections, designations, requests, notices, instruction, and other communications from a Participant, Beneficiary or other person to the Committee or the Company pursuant to the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

               10.7. OTHER BENEFITS. Except as otherwise expressly provided, the benefits payable under this Plan shall be in addition to all other benefits provided for employees of the Company.

               10.8. CAPTIONS. The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

               10.9. GOVERNING LAW. To the extent not preempted by Federal law, this Plan shall be governed by the laws of the State of New York, without regard to the principles of conflict of laws thereof, as from time to time in effect.